As filed with the Securities and Exchange Commission on June 26, 1998
                                                   File No. 333-________________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                          CHROMCRAFT REVINGTON, INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                                    35-1848094
(State or other jurisdiction of            (IRS Employer Identification No.)
 incorporation or organization)

             1100 North Washington Street, Delphi, Indiana 46923
   (Address, including zip code, of Registrant's principal executive offices)

                     1992 STOCK OPTION PLAN, AS AMENDED
                            (Full Title of Plan)

Frank T. Kane, Vice President-Finance         Howard Kahlenbeck, Jr., Esq.
Chromcraft Revington, Inc.                    Nicholas J. Chulos, Esq.
1100 North Washington Street                  Krieg DeVault Alexander & Capehart
Delphi, Indiana 46923                         One Indiana Square, Suite 2800
(765) 564-3500                                Indianapolis, Indiana 46204
(Name, address and telephone number,          (317) 636-4341
including area code, of agent for service)    (Copy to)

                       CALCULATION OF REGISTRATION FEE

================================================================================
 Title of       Amount         Proposed            Proposed           Amount of
securities      to be          maximum             maximum          registration
  to be       registered    offering price    aggregate offering         fee
registered       (1)         per share (2)        price (2)
--------------------------------------------------------------------------------
  Common
  Stock,
 par value      700,000         $17.66           $12,362,000          $3,646.79
 $.01 per       shares
  share
================================================================================

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions contained in the plan described herein.

(2) Estimate solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, on the basis of $17.66 per share, which was the average of the high and low prices of the Registrant's Common Stock on June 22, 1998 as reported by the New York Stock Exchange, Inc.

                                PART I

           INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     The information required by Part I to be contained in this Item is omitted from this Registration Statement in accordance with the Introductory Note to
Part I of Form S-8.

Item 2.  Registration Information and Employee Plan Annual Information.

     The information required by Part I to be contained in this Item is omitted from this Registration Statement in accordance with the Introductory Note to
Part I of Form S-8.


                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents previously filed by Chromcraft Revington, Inc.
(the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement: (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (Commission File No. 1-13970) filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 1998 filed with the Commission pursuant to the Exchange Act; (c) the Company's Current Report on Form 8-K filed with the Commission on May 13, 1998; and (d) the description of the Company's Common Stock, $.01 par value per share, contained in its Registration Statement on Form 8-A filed with the Commission on September 11, 1995 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act following the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be made a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interest of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Company's By-Laws provide that the Company shall indemnify and advance expenses to its current and former directors, officers, employees or agents to the fullest extent permitted by the Delaware General Corporation Law, whenever they are defendants or threatened to be made defendants in any legal or administrative proceeding by reason of their relationship to the Company.
Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.
A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to the corporation, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnification for such expenses as the court shall deem proper.

Item 7.  Exemption from Registration Claim.

     Not applicable.

Item 8.  Exhibits.

     The following exhibits are being filed as part of this Registration
Statement:

     Exhibit Number      Document
     --------------      --------

          4.1 Certificate of Incorporation of the Company, as amended, (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 (Commission File No. 33-45902) filed February 21, 1992 (the "Form S-1")).

          4.2            By-Laws of the Company (incorporated by
                         reference to Exhibit 3.2 of the Company's
                         Form S-1).


          5 Opinion of Krieg DeVault Alexander & Capehart as to the legality of the securities being registered.

          24.1           Consent of KPMG Peat Marwick LLP.

          24.2 Consent of Krieg DeVault Alexander & Capehart (included in opinion filed as Exhibit 5 to this Registration Statement).

          25             Powers of Attorney.

Item 9.  Undertakings.

     (a)  The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13(a) or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to


Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                               SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delphi, State of Indiana on June 26, 1998.

                               CHROMCRAFT REVINGTON, INC.


                               By: /s/ Frank T. Kane
                                   ---------------------------------------
                                   Frank T. Kane, Vice President-Finance


Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below as of June 26, 1998.

Signature                      Title
---------                      -----

*Bruce C. Bruckmann            Director
-----------------------
Bruce C. Bruckmann


 /s/ Frank T. Kane             Vice President-Finance (Principal Accounting
-----------------------         and Financial Officer)
Frank T. Kane


*David L. Kolb                 Director
-----------------------
David L. Kolb


*Larry P. Kunz                 Director
-----------------------
Larry P. Kunz


*H. Martin Michael             Director and Executive Vice President
-----------------------
H. Martin Michael


*M. Saleem Muqaddam            Director
-----------------------
M. Saleem Muqaddam


/s/ Michael E. Thomas          President, Chief Executive Officer and
-----------------------         Director (Principal Executive Officer)
Michael E. Thomas


*Warren G. Wintrub             Director
-----------------------
Warren G. Wintrub




                               *By: /s/ Frank T. Kane
                                    ---------------------------------------
                                    Frank T. Kane, as Attorney-in-Fact


                                                             Exhibit 5

June 25, 1998

Board of Directors
CHROMCRAFT REVINGTON, INC.
1100 North Washington Street
Delphi, Indiana  46923

     RE:  Registration Statement on Form S-8

Gentlemen:

     We have represented Chromcraft Revington, Inc. (the "Company") in connection with the preparation for filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering 700,000 shares of the Company's common stock, $.01 par value per share (the "Shares"), under the Securities Act of 1933, as amended. The Shares will be offered and issued upon the terms and subject to the conditions set forth in the Company's 1992 Stock Option Plan, as amended (the "Plan").

     In connection with this opinion, we have reviewed and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, as amended, the By-Laws of the Company, as amended, the Plan, certificates executed by the Secretary of the Company and such other documents and information as we have, in our judgment, deemed relevant. In connection with such review, we have assumed without independent investigation the accuracy and authenticity of all documents submitted to us as originals, the accuracy and conformity to their respective originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of all natural persons.

     Based upon and subject to the foregoing, it is our opinion that the Shares will, when issued in accordance with the terms and conditions of the Plan, be legally issued, fully paid and non-assessable.

     This opinion is limited to the matters stated herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated. This opinion is addressed to you and is solely for your use in connection with the Registration Statement. Accordingly, the opinion expressed herein is not to be relied upon, utilized or quoted by, or delivered or disclosed to, in whole or in part, any other person, entity or governmental authority without the prior written consent of this firm, except as set forth in the subsequent paragraph.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                         Very truly yours,



                         /s/ Krieg DeVault Alexander & Capehart
                         KRIEG DEVAULT ALEXANDER & CAPEHART

                                                             Exhibit 24.1

                          Accountants' Consent

The Board of Directors and Stockholders
Chromcraft Revington, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of Chromcraft Revington, Inc. of our report dated February 3, 1998, relating to the consolidated balance sheets of Chromcraft Revington, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and the related financial statement schedule, which report appears in the December 31, 1997, annual report on Form 10-K of Chromcraft Revington, Inc.

/s/ KPMG Peat Marwick LLP
Indianapolis, Indiana
June 25, 1998

                                                             Exhibit 25

                           POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, a director of Chromcraft Revington, Inc. (the "Company"), hereby severally makes, constitutes and appoints Michael E. Thomas and Frank T. Kane, and each of them singly, his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, and in any and all capacities, (i) to execute a registration statement relating to the common stock that may be issued in connection with the Company's 1992 Stock Option Plan, as amended (the "Plan"), and any and all amendments (including post-effective amendments), revisions and supplements thereto, (ii) to file any and all of the foregoing, in substantially the form which has been presented to me or which any of the above-named attorneys-in-fact and agents may approve, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, (the "Act"), and the rules and regulations promulgated thereunder, and (iii) to do, or cause to be done, any and all other acts and things whatsoever as fully and to all intents and purposes as the undersigned might or could do in person which any of the above-named attorneys-in-fact and agents may deem necessary or advisable in the premises or in order to enable the Company to register its common stock that may be issued in connection with the Plan under, or otherwise comply with, the Act and the rules and regulations promulgated thereunder; hereby approving, ratifying and confirming all actions lawfully taken, or caused to be taken, by any of the above-named attorneys-in-fact and agents by virtue hereof.

   IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 16th day of June, 1998.


                                 /s/ Bruce C. Bruckmann
                                 --------------------------------------
                                 Bruce C. Bruckmann
                                 Director

                                                             Exhibit 25

                           POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, a director of Chromcraft Revington, Inc. (the "Company"), hereby severally makes, constitutes and appoints Michael E. Thomas and Frank T. Kane, and each of them singly, his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, and in any and all capacities, (i) to execute a registration statement relating to the common stock that may be issued in connection with the Company's 1992 Stock Option Plan, as amended (the "Plan"), and any and all amendments (including post-effective amendments), revisions and supplements thereto, (ii) to file any and all of the foregoing, in substantially the form which has been presented to me or which any of the above-named attorneys-in-fact and agents may approve, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, (the "Act"), and the rules and regulations promulgated thereunder, and (iii) to do, or cause to be done, any and all other acts and things whatsoever as fully and to all intents and purposes as the undersigned might or could do in person which any of the above-named attorneys-in-fact and agents may deem necessary or advisable in the premises or in order to enable the Company to register its common stock that may be issued in connection with the Plan under, or otherwise comply with, the Act and the rules and regulations promulgated thereunder; hereby approving, ratifying and confirming all actions lawfully taken, or caused to be taken, by any of the above-named attorneys-in-fact and agents by virtue hereof.

   IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 16th day of June, 1998.


                                 /s/ David L. Kolb
                                 --------------------------------------
                                 David L. Kolb
                                 Director

                                                             Exhibit 25

                           POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, a director of Chromcraft Revington, Inc. (the "Company"), hereby severally makes, constitutes and appoints Michael E. Thomas and Frank T. Kane, and each of them singly, his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, and in any and all capacities, (i) to execute a registration statement relating to the common stock that may be issued in connection with the Company's 1992 Stock Option Plan, as amended (the "Plan"), and any and all amendments (including post-effective amendments), revisions and supplements thereto, (ii) to file any and all of the foregoing, in substantially the form which has been presented to me or which any of the above-named attorneys-in-fact and agents may approve, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, (the "Act"), and the rules and regulations promulgated thereunder, and (iii) to do, or cause to be done, any and all other acts and things whatsoever as fully and to all intents and purposes as the undersigned might or could do in person which any of the above-named attorneys-in-fact and agents may deem necessary or advisable in the premises or in order to enable the Company to register its common stock that may be issued in connection with the Plan under, or otherwise comply with, the Act and the rules and regulations promulgated thereunder; hereby approving, ratifying and confirming all actions lawfully taken, or caused to be taken, by any of the above-named attorneys-in-fact and agents by virtue hereof.

   IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 15th day of June, 1998.


                                 /s/ Larry P. Kunz
                                 --------------------------------------
                                 Larry P. Kunz
                                 Director

                                                              Exhibit 25

                           POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, a director of Chromcraft Revington, Inc. (the "Company"), hereby severally makes, constitutes and appoints Michael E. Thomas and Frank T. Kane, and each of them singly, his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, and in any and all capacities, (i) to execute a registration statement relating to the common stock that may be issued in connection with the Company's 1992 Stock Option Plan, as amended (the "Plan"), and any and all amendments (including post-effective amendments), revisions and supplements thereto, (ii) to file any and all of the foregoing, in substantially the form which has been presented to me or which any of the above-named attorneys-in-fact and agents may approve, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, (the "Act"), and the rules and regulations promulgated thereunder, and (iii) to do, or cause to be done, any and all other acts and things whatsoever as fully and to all intents and purposes as the undersigned might or could do in person which any of the above-named attorneys-in-fact and agents may deem necessary or advisable in the premises or in order to enable the Company to register its common stock that may be issued in connection with the Plan under, or otherwise comply with, the Act and the rules and regulations promulgated thereunder; hereby approving, ratifying and confirming all actions lawfully taken, or caused to be taken, by any of the above-named attorneys-in-fact and agents by virtue hereof.

   IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 16th day of June, 1998.


                                 /s/ H. Martin Michael
                                 --------------------------------------
                                 H. Martin Michael
                                 Director

                                                             Exhibit 25

                           POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, a director of Chromcraft Revington, Inc. (the "Company"), hereby severally makes, constitutes and appoints Michael E. Thomas and Frank T. Kane, and each of them singly, his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, and in any and all capacities, (i) to execute a registration statement relating to the common stock that may be issued in connection with the Company's 1992 Stock Option Plan, as amended (the "Plan"), and any and all amendments (including post-effective amendments), revisions and supplements thereto, (ii) to file any and all of the foregoing, in substantially the form which has been presented to me or which any of the above-named attorneys-in-fact and agents may approve, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, (the "Act"), and the rules and regulations promulgated thereunder, and (iii) to do, or cause to be done, any and all other acts and things whatsoever as fully and to all intents and purposes as the undersigned might or could do in person which any of the above-named attorneys-in-fact and agents may deem necessary or advisable in the premises or in order to enable the Company to register its common stock that may be issued in connection with the Plan under, or otherwise comply with, the Act and the rules and regulations promulgated thereunder; hereby approving, ratifying and confirming all actions lawfully taken, or caused to be taken, by any of the above-named attorneys-in-fact and agents by virtue hereof.

   IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 18th day of June, 1998.


                                 /s/ M. Saleem Muqaddam
                                 --------------------------------------
                                 M. Saleem Muqaddam
                                 Director

                                                             Exhibit 25

                           POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, a director of Chromcraft Revington, Inc. (the "Company"), hereby severally makes, constitutes and appoints Michael E. Thomas and Frank T. Kane, and each of them singly, his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, and in any and all capacities, (i) to execute a registration statement relating to the common stock that may be issued in connection with the Company's 1992 Stock Option Plan, as amended (the "Plan"), and any and all amendments (including post-effective amendments), revisions and supplements thereto, (ii) to file any and all of the foregoing, in substantially the form which has been presented to me or which any of the above-named attorneys-in-fact and agents may approve, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, (the "Act"), and the rules and regulations promulgated thereunder, and (iii) to do, or cause to be done, any and all other acts and things whatsoever as fully and to all intents and purposes as the undersigned might or could do in person which any of the above-named attorneys-in-fact and agents may deem necessary or advisable in the premises or in order to enable the Company to register its common stock that may be issued in connection with the Plan under, or otherwise comply with, the Act and the rules and regulations promulgated thereunder; hereby approving, ratifying and confirming all actions lawfully taken, or caused to be taken, by any of the above-named attorneys-in-fact and agents by virtue hereof.

   IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 16th day of June, 1998.


                                 /s/ Warren G. Wintrub
                                 --------------------------------------
                                 Warren G. Wintrub
                                 Director